EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

        Parent Company                    Subsidiary Company                  State of Incorporation
        --------------                    ------------------                  ----------------------
Webster City Federal Bancorp      Webster City Federal Savings Bank                  Federal

Webster City Federal Savings      WCF Service Corporation                            Iowa

Webster City Federal Bancorp      Security Title & Abstract                          Iowa